                    SCHEDULE 14A INFORMATION
                         (Rule 14a-101)
            INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X ]  Preliminary Proxy Statement
[  ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Rule 14a-11(c) or
      Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                   NEWSOUTH BANCORP, INC.
----------------------------------------------------------------
        (Name of Registrant as Specified in its Charter)

----------------------------------------------------------------
            (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required.
[   ] Fee computed on table below per Exchange Act
      Rules 14a-6(i)(1) and 0-11.

     1.     Title of each class of securities to which
transaction applies:
________________________________________________________________

     2.     Aggregate number of securities to which transaction
applies:
________________________________________________________________

     3.     Per unit price or other underlying value of
transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________

     4.     Proposed maximum aggregate value of transaction:

________________________________________________________________

     5.     Total fee paid:
________________________________________________________________

[  ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.     Amount Previously Paid:
            ____________________________________________

     2.     Form, Schedule or Registration Statement No.:
            ____________________________________________

     3.     Filing Party:
            ____________________________________________

     4.     Date Filed:
            ____________________________________________

                        [LOGO]
          [NEWSOUTH BANCORP, INC. LETTERHEAD]



                   January 10, 2000




Dear Stockholder:

     We invite you to attend the Annual Meeting of Stockholders (the "Annual Meeting") of NewSouth Bancorp, Inc. (the "Company") to be held at the main office of First South Bank (the "Bank") located at 1311 Carolina Avenue, Washington, North Carolina on Thursday, February 17, 2000, at 11:00 a.m., eastern time.

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of First South Bank, the Company's wholly owned subsidiary. Directors and officers of the Company and the Bank will be present to respond to any questions the stockholders may have.

     ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. Your vote is important, regardless of the number of shares you own. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

     On behalf of the Board of Directors and all the employees of the Company and the Bank, I wish to thank you for your continued support.

                                   Sincerely,




                                   Thomas A. Vann
                                   President

________________________________________________________________

                 NEWSOUTH BANCORP, INC.
                 1311 Carolina Avenue
           Washington, North Carolina 27889
________________________________________________________________

       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
            To Be Held on February 17, 2000

________________________________________________________________

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of NewSouth Bancorp, Inc. (the "Company") will be held at the main office of First South Bank (the "Bank") located at 1311 Carolina Avenue, Washington, North Carolina on Thursday, February 17, 2000, at 11:00 a.m., eastern time.

     A Proxy Statement and Proxy Card for the Annual Meeting are enclosed.

     The Annual Meeting is for the purpose of considering and acting upon the following matters:

          1. The election of three directors to serve three-year terms and one director to serve a two-year term;

          2.   The approval of an amendment of the Company's
               Articles of Incorporation to change the
               Company's corporate name from NewSouth
               Bancorp, Inc. to First South Bancorp, Inc.;

          3.   The approval of an amendment to the NewSouth
               Bancorp, Inc. 1997 Stock Option Plan to
               increase the number of shares available for option grants from 436,425 to 787,348; and

          4. The transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Stockholders of record at the close of business on December 29, 1999, are the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

     You are requested to fill in and sign the enclosed proxy card which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Annual Meeting in person.

                         BY ORDER OF THE BOARD OF DIRECTORS



                         William L. Wall
                         Secretary
Washington, North Carolina
January 10, 2000

     IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

________________________________________________________________

                    PROXY STATEMENT
                          OF
                NEWSOUTH BANCORP, INC.
                 1311 CAROLINA AVENUE
           WASHINGTON, NORTH CAROLINA 27889
________________________________________________________________
            ANNUAL MEETING OF STOCKHOLDERS
                   FEBRUARY 17, 2000
________________________________________________________________


________________________________________________________________
                        GENERAL
________________________________________________________________

     This Proxy Statement is furnished to stockholders of NewSouth Bancorp, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") which will be held at the main office of First South Bank (the "Bank") located at 1311 Carolina Avenue, Washington, North Carolina on Thursday, February 17, 2000, at 11:00 a.m., eastern time, and at any adjournment thereof. The accompanying Notice of Annual Meeting and proxy card and this Proxy Statement are being first mailed to stockholders on or about January 10, 2000.

________________________________________________________________
          VOTING AND REVOCABILITY OF PROXIES
________________________________________________________________

     Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by written notice to William L. Wall, Secretary of the Company, at the address shown above, by filing a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting or by attending the Annual Meeting and voting in person. The presence of a stockholder at the Annual Meeting will not in itself revoke such stockholder's proxy.

     Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR SET FORTH IN THIS PROXY STATEMENT AND FOR THE OTHER PROPOSITIONS STATED. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Annual Meeting. If any other business is presented at the Annual Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions will not be counted as votes cast. Shares held in street name which have been designated by brokers on proxies as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker non-votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

________________________________________________________________
       VOTING SECURITIES AND SECURITY OWNERSHIP
________________________________________________________________

     The securities entitled to vote at the Annual Meeting consist of the Company's common stock, par value $.01 per share (the "Common Stock"). Stockholders of record as of the close of business on December 29, 1999 (the "Record Date") are entitled to one vote for each share of Common Stock then held. As of the Record Date, there were 3,509,228 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least one-third of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting.

     Persons and groups beneficially owning more than 5% of the Common Stock are required to file certain reports with respect to such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The following table sets forth information regarding the shares of Common Stock beneficially owned as of the Record Date by persons who beneficially own more than 5% of the Common Stock, each of the Company's directors, including the executive officer of the Company named in the Summary Compensation Table, set forth under "Proposal I -- Election of Directors -- Executive Compensation -
- Summary Compensation Table," and all of the Company's directors and executive officers as a group.

                                   SHARES OF COMMON STOCK
                                     BENEFICIALLY OWNED           PERCENT OF
                                   AS OF NOVEMBER 30, 1999 (1)     CLASS (2)
                                   ---------------------------    ----------
Persons Owning Greater than 5%:
-----------------------------
  NewSouth Bancorp, Inc.                    344,779 (3)              9.82%
   Employee Stock Ownership Plan
     Trust ("ESOP")
   1311 Carolina Avenue
   Washington, North Carolina  27889

Directors:
   Edmund T. Buckman, Jr.                    92,115 (4)              2.60
   Linley H. Gibbs, Jr.                      64,770 (5)              1.83
   Fred N. Holscher                          50,614 (6)              1.43
   Frederick H. Howdy                        68,320 (7)              1.95
   Charles E. Parker, Jr.                    60,830 (8)              1.72
   Marshall T. Singleton                     77,469 (9)              2.19
   Thomas A. Vann                           210,112 (10)             5.81
   H.D. Reaves, Jr.                              --                    --
All directors and executive officers
  of the Company as a group (15 persons)    774,174 (11)            20.22

_____________
(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has or shares voting or investment power with respect to such Common Stock. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named individuals and group exercise sole voting and investment power over the shares of the Common Stock.  The listed amounts do not include shares with respect to which
    Directors Gibbs, Holscher, and Howdy have voting power by virtue of their positions as trustees of the trusts holding  344,779 shares under the ESOP and 58,187 shares under the Company's Management Recognition Plan ("MRP"). Shares held by the ESOP trust and allocated to the accounts of participants are voted in accordance with the participants' instructions, and unallocated shares are voted in the same ratio as ESOP participants direct the voting of allocated shares or, in the absence of such direction, in the
    ESOP trustees' best judgment.  The shares held by the MRP trust are voted in the same proportion as the ESOP trustees vote the shares held in the ESOP trust.
(2) Based on a total of 3,509,228 shares of Common Stock outstanding as of November 30, 1999.
(3) These shares are currently held in a suspense account for future allocation and distribution among participants as the loan used to purchase the shares is repaid.  At the Record Date, 120,693 shares had been allocated.  See footnote 1 above for information on how these shares are voted.
(4) Includes 30,000 shares owned by Mr. Buckman's spouse and 27,450 shares Mr. Buckman has the right to acquire upon the exercise of options exercisable within 60 days of the Record Date.
(5) Includes 2,100 shares owned by Mr. Gibbs' spouse and 27,450 shares Mr. Gibbs has the right to acquire upon the exercise of options exercisable within 60 days of the Record Date.
                             2

(6) Includes 2,025 shares owned by Mr. Holscher's spouse, 300 shares owned by his son and 27,450 shares Mr. Holscher has the right to acquire upon the exercise of options exercisable within 60 days of the Record Date.
(7) Includes 30,000 shares owned by Dr. Howdy's spouse.
(8) Includes 27,450 shares Mr. Parker has the right to acquire upon the exercise of options exercisable within 60 days of the Record Date.
(9) Includes 15,000 shares owned by B.E. Singleton & Sons, Inc., a corporation co-owned by Mr. Singleton, 2,226 shares owned by his spouse and 27,450 shares Mr. Singleton has the right to acquire upon the exercise of options exercisable within 60 days of the Record Date.
(10)Includes 30,525 shares owned by Mr. Vann's spouse, 8,544 shares owned by his son, 6,448 shares allocated to Mr.
    Vann's account under the ESOP and 109,103 shares Mr. Vann has the right to acquire upon the exercise of options exercisable within 60 days of the Record Date.
(11)Includes 319,853 shares all directors and executive officers as a group have the right to acquire upon the exercise of options exercisable within 60 days of the Record Date.

________________________________________________________________
          PROPOSAL I -- ELECTION OF DIRECTORS
________________________________________________________________

GENERAL

    The Company's Board of Directors consists of eight members. The Company's Articles of Incorporation require that directors be divided into three classes, as nearly equal in number as possible, with approximately one-third of the directors elected each year. At the Annual Meeting, three directors will be elected for a term expiring at the 2003 Annual Meeting and one director will be elected for a term expiring at the 2002 Annual Meeting. The Board of Directors has nominated Edmund T. Buckman, Jr., Fred N. Holscher and Frederick H. Howdy to serve as directors for a three-year period and H.D. Reaves, Jr. to serve as a director for a two-year period. All four nominees are currently members of the Board. Under Virginia law and the Company's Bylaws, directors are elected by a plurality of the votes present in person or by proxy at a meeting at which a quorum is present.

    It is intended that the persons named in the proxies solicited by the Board of Directors will vote for the election of the named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

    The following table sets forth, for each nominee for director and continuing director of the Company, his age, the year he first became a director of the Bank, which is the Company's principal operating subsidiary, and the expiration of his term as a director. All such persons were appointed as directors in 1996 in connection with the incorporation and organization of the Company with the exception of Mr. Reaves, who became a director of the Company and the Bank upon the Company's acquisition of Green Street Financial Corp and Home Federal Savings and Loan Association on November 30, 1999. Each director of the Company also is a member of the Board of Directors of the Bank.

                                                YEAR FIRST
                            AGE AT              ELECTED AS     CURRENT
                          SEPTEMBER 30,         DIRECTOR OF     TERM
      NAME                   1999                THE BANK     TO EXPIRE
      ----                ------------          -----------   ---------

            BOARD NOMINEES FOR TERMS TO EXPIRE IN 2003
    Edmund T. Buckman, Jr.    73                   1975         2000
    Fred N. Holscher          51                   1985         2000
    Frederick H. Howdy        67                   1975         2000


            BOARD NOMINEE FOR A TERM TO EXPIRE IN 2002

    H.D. Reaves, Jr.          62                   1999         2000

                  DIRECTORS CONTINUING IN OFFICE

    Linley H. Gibbs, Jr.      68                   1985         2001
    Thomas A. Vann            50                   1979         2001
    Charles E. Parker, Jr.    63                   1971         2002
    Marshall T. Singleton     60                   1990         2002

    Set forth below is information concerning the Company's directors. Unless otherwise stated, all directors have held the positions indicated for at least the past five years.

    EDMUND T. BUCKMAN, JR. has been retired since 1994. Prior to his retirement, Mr. Buckman was the owner of Buckman Auto
Supply in Washington, North Carolina.

    FRED N. HOLSCHER is a partner with the Washington, North
Carolina law firm of Rodman, Holscher, Francisco & Peck, P.A.
and has been with the firm since 1973.

    FREDERICK H. HOWDY is President of Drs. Freshwater and
Howdy P.A., a dental health care corporation of North Carolina.
Prior to that, he was a dentist in Washington, North Carolina for 36 years.

    H.D. REAVES, JR. serves as Executive Vice President of the
Bank.  He was employed with Home Federal Savings and Loan
Association, Fayetteville, North Carolina, from 1962 to November
1999 and served as Home Federal's President and Chief Executive
Officer since 1992.

    LINLEY H. GIBBS, JR. has been retired since 1992. Prior to his retirement, Mr. Gibbs served as a general manager with Hamilton Beach, an appliance manufacturing company in Washington, North Carolina.

    THOMAS A. VANN serves as President of the Company and the Bank. He joined the Bank in 1972 as Assistant Manager. Mr.
Vann was promoted to a number of positions prior to becoming
President of the Bank in 1977.

    CHARLES E. PARKER, JR. is a Vice President of the Robinson
Insurance Agency in New Bern, North Carolina. He joined the agency in 1989.

    MARSHALL T. SINGLETON has been a co-owner of B.E. Singleton
& Sons since 1960, a highway construction firm in Washington, North Carolina.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

    The following sets forth information with respect to executive officers who do not serve on the Board of Directors.

                     Age at
                  September 30,
Name                  1999                Title (1)
----              -------------           ---------
William L. Wall         53          Executive Vice President, Chief Financial
                                    Officer and Secretary of the Company and
                                    the Bank
Joseph C. Dunn          59          Executive Vice President -- Commercial
                                    Lending and Credit Administration
Jack L. Ashley          54          Executive Vice President -- Branch
                                    Administration and Operations
Walter P. House         53          Executive Vice President -- Mortgage
                                    Operations
William R. Outland      62          Senior Vice President -- Consumer Lending
Sherry L. Correll       44          Senior Vice President -- Savings and
                                    Deposit Administration
Mary R. Boyd            49          Senior Vice President -- Loan Servicing
Kristie W. Hawkins      34          Treasurer and Controller of the Company
                                    and the Bank

_______________
(1)  All positions are with the Bank unless indicated otherwise.

    WILLIAM L. WALL joined the Bank in 1993 and currently serves as Executive Vice President, Chief Financial Officer and Secretary of the Company and the Bank. Prior to joining the Bank, Mr. Wall served as Senior Vice President, Treasurer and Chief Financial Officer of Pioneer Savings Bank in Rocky Mount, North Carolina.

    JOSEPH C. DUNN joined the Bank in April 1997 and currently serves as an Executive Vice President of Commercial Lending and Credit Administration. Prior to joining the Bank, Mr. Dunn served as Senior Underwriter for Eastern North Carolina for First Union National Bank, from October 1994 to March 1997. Prior to that, Mr. Dunn served for two years as President of American National Bank in Jacksonville, Florida.

    JACK L. ASHLEY joined the Bank in 1997 and currently serves as Executive Vice President of Branch Administration and Operations. Prior to joining the Bank, from June 1995 to August 1997, Mr. Ashley served as Senior Vice President and Region Executive of United Carolina Bank in Greenville, North Carolina. Prior to that, Mr. Ashley was employed for 17 years with Southern National Bank in various capacities, most recently as Senior Vice President.

    WALTER P. HOUSE joined the Bank in 1990 and currently serves as Executive Vice President of Mortgage Operations.

    WILLIAM R. OUTLAND currently serves as the Bank's Senior
Vice President of Consumer Lending.  He joined the Bank in 1983.

    SHERRY L. CORRELL is currently the Senior Vice President of Savings and Deposit Administration. She joined the Bank in 1985.

    MARY R. BOYD has been with the Bank since 1983 and currently serves as a Senior Vice President - Loan Servicing.

    KRISTIE W. HAWKINS joined the Bank in 1982. Prior to her current position of Controller and Treasurer, she served as the Bank's Assistant Treasurer and Secretary as well as accounting department supervisor.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors of the Company meets monthly and may have additional special meetings. During the year ended September 30, 1999, the Board of Directors of the Company met 14 times. No director attended fewer than 75% in the aggregate of the total number of Company Board of Directors meetings held during the year ended September 30, 1999 and the total number of meetings held by committees on which he served during such fiscal year. The Company's Board of Directors has standing Audit and Executive Committees.

    The Board of Directors' Audit Committee consists of Directors Buckman, Singleton and Parker, who serves as Chairperson. The function of the Audit Committee is to examine and approve the audit report prepared by the independent auditors of the Company, to review and recommend the independent auditors to be engaged by the Company and to review and approve audit policies. The Audit Committee met once during the year ended September 30, 1999.

    The Bank's Board of Directors has an Examining Committee
(a requirement of the North Carolina Commissioner of Banks) consisting of Directors Holscher, Singleton and Buckman, who serves as Chairperson. The function of the Examining Committee is to review the internal audit function, internal accounting controls and approve the internal audit plan and policies. The Examining Committee meets quarterly and met four times during the year ended September 30, 1999.

    The Board of Directors' Executive Committee consists of Directors Gibbs, Holscher, Vann and Howdy, who serves as Chairperson. The Executive Committee, among other things, evaluates the compensation and benefits of the directors, officers and employees, recommends changes, and monitors and evaluates employee performance. The Executive Committee reports its evaluations and findings to the full Board of Directors and all compensation decisions are ratified by the full Board of Directors. Directors who also are officers abstain from discussion and voting on matters affecting their compensation. The Executive Committee is empowered to exercise all of the authority of the Board when the Board is not in session. The Executive Committee met four times during the year ended September 30, 1999.

    The Company's full Board of Directors acts as a nominating committee. The Board of Directors met once during the year ended September 30, 1999 in this capacity for the purpose of considering potential nominees to the Board of Directors. In its deliberations, the Board, functioning as a nominating committee, considers the candidate's knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of its market area. The Company's Articles of Incorporation set forth procedures that must be followed by stockholders seeking to make nominations for director. In order for a stockholder of the Company to make any nominations, he or she must give written notice thereof to the Secretary of the Company not less than thirty days nor more than sixty days prior to any such meeting; provided, however, that if less than forty days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Company not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to stockholders. Each such notice given by a stockholder with respect to nominations for the election of directors must set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; and (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee.

In addition, the stockholder making such nomination must promptly provide any other information reasonably requested by the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Overview and Philosophy. The Company's executive compensation policies are established by the Executive Committee of the Board of Directors (the "Committee") composed of three outside directors and the Company's President, Thomas Vann. Mr. Vann does not participate in deliberations regarding his compensation. The Committee is responsible for developing the Company's executive compensation policies. The Company's President, under the direction of the Committee, implements the Company's executive compensation policies. The Committee's objectives in designing and administering the specific elements of the Company's executive compensation program are as follows:

    .    To link executive compensation rewards
         to increases in stockholder value, as
         measured by favorable long-term
         operating results and continued
         strengthening of the Company's financial condition.

    .    To provide incentives for executive
         officers to work towards achieving
         successful annual results as a step in
         achieving the Company's long-term
         operating results and strategic
         objectives.

    .    To correlate, as closely as possible,
         executive officers' receipt of
         compensation with the attainment of
         specified performance objectives.

    .    To maintain a competitive mix of total
         executive compensation, with particular
         emphasis on awards related to increases
         in long-term stockholder value.

    .    To attract and retain top performing
         executive officers for the long-term
         success of the Company.

    In furtherance of these objectives, the Committee has determined that there should be three specific components of executive compensation: base salary, a cash bonus and stock benefit plans.

    Base Salary. The Committee makes recommendations to the Board concerning executive compensation on the basis of surveys of salaries paid to executive officers of other bank holding companies, non-diversified banks and other financial institutions similar in size, market capitalization and other characteristics. In addition, the Company maintains a salary administration program, pursuant to which it assembles a list of executive positions, with job descriptions and salary ranges, which the Committee uses in setting executive salaries. In setting executive salaries, the Committee also takes into consideration the relative complexity of the Bank's operations, compared to those of other similarly sized banks, attributable
to the large volume of loans serviced for others.   The
Committee's objective is to provide for base salaries that are competitive with the average salary paid by the Company's peers.

    Bonus. The Bank pays a discretionary bonus on an annual basis based on satisfaction of a combination of individual and
Bank performance objectives.   Whether bonuses are paid each
year and the amount of such bonuses are determined by the Committee, subject to ratification by the Board of Directors, at year end based on the Bank's ability to achieve performance goals established by the Board in each year's Business Plan. Discretionary bonuses for achieving specific performance goals during the year are paid during the next fiscal year.

    Stock Benefit Plans. In addition, the Committee believes that stock related award plans are an important element of compensation since they provide executives with incentives linked to the performance of the Common Stock. Accordingly, the Company has adopted a stock option plan and a management recognition plan.

    Under the stock option plan, the Company reserved for issuance a number of shares equal to 10% of the originally issued Common Stock. The Committee believes that stock options are an important element of compensation because they provide executives with incentives linked to the performance of the Common Stock. The Company awards stock options as a means of providing employees the opportunity to acquire a proprietary interest in the Company and to link their interests with those of the Company's stockholders. Options are granted with an exercise price equal to the market value of the Common Stock on the date of grant, and thus acquire value only if the Company's stock price increases. Although there is no specific formula, in determining the level of option awards, the Committee takes into consideration individual and corporate performance.

    Under the management recognition plan, officers and directors were granted awards of restricted Common Stock, subject to vesting and forfeiture as determined by the Committee. Under this plan, the Company reserved for issuance a number of shares equal to 4% of the originally issued Common Stock. The purpose of a management recognition plan is to reward and retain personnel of experience and ability in key positions of responsibility by providing such employees with a proprietary interest in the Company as compensation for their past contributions to the Company and the Bank and as an incentive to make further contributions in the future.

    On November 19, 1998, the Company repriced all options that had been granted upon approval of the Option Plan by the Company's stockholders in April 1998, including options to acquire 109,103 shares of Common Stock granted to Thomas A. Vann, the Company's President. This was accomplished by canceling the existing options and issuing replacement options that were identical in every respect other than the exercise price. The options had been granted approximately seven months earlier and had an exercise price of $23.08 per share, which was the fair market value of the Common Stock on the date of grant. However, the fair market value for the Common Stock of $23.08 per share on the date of grant, April 8, 1998, proved to be one of the highest prices ever attained by the Common Stock, and by November 1998 the Common Stock was trading in the $17.00 to $18.00 range. The Board of Directors believed that the decrease in the market price for the Common Stock reflected general declines in market prices for the stocks of banking institution holding companies and was not attributable to actions taken by management of the Company.

    The Board further believed that maintaining the $23.08 exercise price when the market price for the Common stock was in the $17.00 to $18.00 range would not accomplish the goals of the Board in implementing the Option Plan because the market price for the Common Stock would have to rise substantially before the options could have any value to the optionees. In addition, the Board considered the facts that (i) new employees were being granted options with lower exercise prices than the options granted to longstanding employees, thereby treating new employees more favorably than employees with seniority; and (ii) if the options were not repriced, existing employees actually would have an incentive to leave the Company and join a competitor where they could receive options at exercise prices that reflected the prevailing low prices for stocks of banking institutions.

    As a result, given the abnormally high market price for the Common Stock that happened to prevail on the specific date the options were granted, the Board concluded that for the options to provide the intended incentive to the optionees, it would be necessary to reprice the options to set the exercise price at the prevailing market price. This was done on November 19, 1998, and the new exercise price was $18.25, which represented the average of the high and low sale price on that date.

    Compensation of the President. Mr. Vann's base salary is established in accordance with the terms of the employment agreement entered into between the Company and Mr. Vann. See " -- Executive Compensation -- Employment Agreements." The Committee determines the President's compensation on the basis of several factors. In determining Mr. Vann's base salary, the Committee conducted surveys of compensation paid to chief executive officers of similarly situated banks and non-diversified banks and other financial institutions of similar asset size. The Committee believes that Mr. Vann's base salary is generally competitive with the average salary paid to executives of similar rank and expertise at banking institutions which the Committee considered to be comparable and taking into account the Bank's superior performance and complex operations relative to comparable institutions.

    Mr. Vann received bonus compensation for fiscal year 1999 pursuant to the same basic factors as described above under " -- Bonus." In establishing Mr. Vann's bonus, the Committee considered the Company's overall performance, record of increase in stockholder value and success in meeting strategic objectives and his personal leadership and accomplishments. These factors were considered in conjunction with the Company's financial results for fiscal 1999 in relation to the established Business Plan and achieving certain annual performance goals, including but not limited to return on assets and return on equity, satisfactory results of regulatory examinations and independent audits, and successfully undertaking increased responsibility due to the Company's status as a publicly traded corporation.

    The Committee believes that the Company's executive compensation program serves the Company and its stockholders by providing a direct link between the interests of executive officers and those of stockholders generally and by helping to attract and retain qualified executive officers who are dedicated to the long-term success of the Company.

                             Members of the Executive Committee

                             Frederick H. Howdy (Chairman)
                             Linley H. Gibbs, Jr.
                             Fred N. Holscher
                             Thomas A. Vann

COMPARATIVE STOCK PERFORMANCE GRAPH

    The graph and table which follow show the cumulative total return on the Common Stock for the period from April 8, 1997 (the day trading began in the Common Stock following completion of the Company's initial public offering) through the fiscal year ended September 30, 1999 with (1) the total cumulative return of all companies whose equity securities are traded on the Nasdaq stock market and (2) the total cumulative return of banking companies traded on the Nasdaq stock market. The comparison assumes $100 was invested on April 8, 1997 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stockholder returns shown on the performance graph are not necessarily indicative of the future performance of the Common Stock or of any particular index.

          CUMULATIVE TOTAL STOCKHOLDER RETURN
     COMPARED WITH PERFORMANCE OF SELECTED INDEXES
       April 8, 1997 through September 30, 1999

                 04/08/97   09/30/97   09/30/98   09/30/99
                 --------   --------   --------   --------
COMPANY           $100        $154.8     $164.3     $135.6
NASDAQ             100         134.5      136.7      222.1
NASDAQ BANKS       100         136.0      134.9      143.7

    [Line graph appears here depicting the cumulative total shareholder return of $100 invested in the Common Stock as compared to $100 invested in all companies whose equity securities are traded on the Nasdaq Stock market and $100 invested in banking companies traded on the Nasdaq Stock market. Line graph plots the cumulative total return from April 8, 1997 to September 30, 1999. Plot points are provided above.]

EXECUTIVE COMPENSATION

    Summary Compensation Table. The following table sets forth the cash and noncash compensation for the fiscal years ended September 30, 1999, 1998 and 1997 awarded to or earned by the President. No other executive officer of the Company earned salary and bonus in fiscal 1999 exceeding $100,000 for services rendered in all capacities to the Company and the Bank.

                                                                           LONG-TERM
                                                                         COMPENSATION
                                                                    ------------------------
                                                                             AWARDS
                                      ANNUAL COMPENSATION           ------------------------
NAME AND                        ---------------------------------   RESTRICTED    SECURITIES
PRINCIPAL                FISCAL                    OTHER ANNUAL       STOCK       UNDERLYING    ALL OTHER
POSITION                  YEAR  SALARY   BONUS    COMPENSATION(1)   AWARD(S)(2)   OPTIONS(2)   COMPENSATION
--------                 ------ ------   -----    ---------------   -----------   ----------   ------------
Thomas A. Vann            1999  $182,500  $50,000     $   --         $       --          --     $ 96,755 (3)
President                 1998   175,000   50,000         --          1,007,257 (4) 109,103      105,470
                          1997   156,750   50,000         --                 --          --      104,927

________________
(1) Executive officers of the Company and the Bank receive indirect compensation in the form of certain perquisites and other personal benefits.  The amount of such benefits received by the named executive officer in fiscal 1999 did not exceed 10% of the executive officer's salary and bonus.
(2) Share amounts and price per share data on this table and in the footnotes have been adjusted to reflect the effect of a three-for-two stock split paid on August 19, 1998.
(3) For the year ended September 30, 1999, consists of $1,057 in matching contributions under the Bank's 401(k) Plan, $10,556 in Board of Directors and Committee fees, $36,192 representing the value as of September 30, 1999 of shares of Common Stock allocated to Mr.
    Vann's account under the ESOP during fiscal 1999, $26,900 accrued under a Supplemental
    Income Plan Agreement, $11,500 accrued under a Directors Deferred Compensation Plan
    Agreement, $3,250 accrued under a Directors Deferred Retirement Plan Agreement and $7,300
    accrued pursuant to the Bank's Pension Plan.
(4) Amount shown in the table is based on the closing price of the Common Stock of $23.08 as quoted on the Nasdaq National Market on the date of grant, April 8, 1998.  The restricted
    Common Stock awarded vests at the rate of 33 % per year following the date of grant, with the first 33 % having vested on April 8, 1998.  As of September 30, 1999, based on the closing sale price of the Common Stock of $17.813, as reported on the Nasdaq National
    Market, the aggregate value of the 14,545 shares of restricted Common Stock held for Mr.
    Vann was $259,090.  In  the event the Company pays dividends with respect to its Common
    Stock, when shares of restricted stock vest and/or are distributed, the holder will be entitled to receive any cash dividends and a number of shares of Common Stock equal to any stock dividends, declared and paid with respect to a share of restricted Common Stock between the date the restricted stock was awarded and the date the restricted stock is distributed, plus interest on cash dividends, provided that dividends paid with respect to unvested restricted stock must be repaid to the Company in the event the restricted stock is forfeited prior to vesting.

     Fiscal Year-End Option Values. The following table sets forth information concerning the value as of September 30, 1999 of options held by the executive officer named in the Summary Compensation Table set forth above. No options were granted to or exercised by the executive officer named in the Summary Compensation Table during fiscal year 1999, and no options held by any executive officer of the Company repriced during the past ten full fiscal years.

                         Number of                        Value of
                     Securities Underlying               Unexercised
                      Unexercised Options            In-the-Money Options
                      at Fiscal Year-End            at Fiscal Year-End (1)
                   --------------------------      -------------------------
Name               Exercisable/ Unexercisable      Exercisable/Unexercisable
----               --------------------------      -------------------------
Thomas A. Vann              109,103/ --                   $ -- / --

___________
(1)  No options held by Mr. Vann were in-the-money at September 30, 1999.

     Option Repricing in Last Fiscal Year. The following table sets forth information regarding the repricing during the year ended September 30, 1999 of options granted to the Company's
President.

                                                                                          LENGTH OF
                           NUMBER OF                                                   ORIGINAL OPTION
                           SECURITIES     MARKET PRICE        EXERCISE                      TERM
                           UNDERLYING     OF STOCK AT          PRICE                      REMAINING
                          OPTIONS/SARS        TIME           AT TIME OF       NEW          AT DATE OF
                           REPRICED OR    OF REPRICING      REPRICING OR    EXERCISE      REPRICING OR
NAME                DATE     AMENDED      OR AMENDMENT       AMENDMENT        PRICE        AMENDMENT
----                ----   -----------    ------------      -------------   ---------   ---------------
Thomas A. Vann     11/19/98  109,103        $18.25 (1)         $23.08        $18.25       113 months
                                                                                           (4/8/08)

_____________
(1) Based on the average of the high and low sales price on November 19, 1998.

     Pension Plan. The Bank sponsors a defined benefit plan (the "Pension Plan") in which employees who have one year of service and have reached age 21 are eligible to participate. Participating employees become 100% vested in their right to benefits upon completing five years of service, except that participants become 100% vested upon attaining age 65, regardless of years of service. If vested, a participant in the Pension Plan will receive, after completion of 30 or more years of service, an annual normal retirement benefit at age 65 equal to the sum of (a) 37.5% of the participant's average salary over his highest five years of compensation up to the "covered compensation level" (as defined in the Pension Plan), plus (b) 52.5% of the participant's average salary of his highest five years of compensation over the covered compensation level. Upon termination of employment at or after age 65 before completion of 30 years of service, the retirement benefit will be multiplied by the ratio the employee's actual years of service bear to 30 years. On an actuarially reduced basis, the Pension Plan also provides for both early retirement benefits, beginning at age 55, and death benefits. The Bank makes all contributions to the Pension Plan. At September 30, 1999, Mr. Vann had approximately 27 years of credited service under the Pension Plan.

     The following table illustrates annual pension benefits at age 65 under the Pension Plan at various levels of compensation and years of service, assuming 100% vesting of benefits and retirement at September 30, 1999. All retirement benefits illustrated in the table below are without regard to any Social Security benefits to which a participant might be entitled. The Pension Plan is not subject to offset for Social Security benefits.

                                     YEARS OF SERVICE
AVERAGE FINAL       ------------------------------------------
COMPENSATION (1)      15       20       25       30       35
----------------    ------   ------   ------   ------   ------
125,000             $30,300  $ 40,400 $ 50,600 $ 60,700 $ 60,700
150,000              36,900    49,200   61,500   73,800   73,800
175,000              43,500    57,900   72,400   86,900   86,900
200,000              50,000    66,700   83,400  100,000  100,000
225,000              56,600    75,400   94,300  113,200  113,200
250,000              63,100    84,200  105,200  126,300  126,300
300,000              76,300   101,700  127,100  152,500  152,500

------------
(1) The compensation covered by the Pension Plan consists of salary and bonus and the portion of all other compensation represented by Board of Directors and Committee fees listed on the Summary Compensation Table.

     Employment Agreements. The Company and the Bank have entered into employment agreements (the "Employment Agreements") pursuant to which Thomas A. Vann (the "Employee") serves as President of the Bank and President of the Company. In such capacities, the Employee is responsible for overseeing all operations of the Bank and the Company and for implementing the policies adopted by the Boards of Directors.

     The Employment Agreements became effective on April 7, 1997 and provide for a term of three years. On each anniversary date of the commencement of the Employment Agreements, the term of the Employee's employment will be extended for an additional one-year period beyond the then effective expiration date, upon a determination by the Board of Directors that the performance of the Employee has met the required performance standards and that such Employment Agreements should be extended. The Employment Agreements provide the Employee with a salary review by the Board of Directors not less often than annually, as well as with inclusion in any discretionary bonus plans, retirement and medical plans, customary fringe benefits, vacation and sick leave. The Employment Agreements terminate upon the Employee's death, may terminate upon the Employee's disability and is terminable by the Bank for "just cause" (as defined in the Employment Agreements). In the event of termination for just cause, no severance benefits are available. If the Company or the Bank terminates the Employee without just cause, the Employee will be entitled to a continuation of his salary and benefits from the date of termination through the remaining term of the Employment Agreements plus an additional 12 month's salary and, at the Employee's election, either continued participation in benefits plans in which the Employee would have been eligible to participate through the Employment Agreements' expiration date or the cash equivalent thereof. If the Employment Agreements are terminated due to the Employee's "disability" (as defined in the Employment Agreements), the Employee will be entitled to a continuation of his salary and benefits through the date of such termination, including any period prior to the establishment of the Employee's disability. In the event of the Employee's death during the term of the Employment Agreements, his estate will be entitled to receive his salary through the last day of the calendar month in which the Employee's death occurred. The Employee is able to voluntarily terminate his Employment Agreements by providing 90 days' written notice to the Boards of Directors of the Bank and the Company, in which case the Employee is entitled to receive only his compensation, vested rights and benefits up to the date of termination.

     In the event of (i) the Employee's involuntary termination of employment other than for "just cause" during the period beginning six months before a change in control and ending on the later of the second anniversary of the change in control or the expiration date of the Employment Agreements (the "Protected Period"), (ii) the Employee's voluntary termination within 90 days of the occurrence of certain specified events occurring during the Protected Period which have not been consented to by the Employee, or (iii) the Employee's voluntary termination of employment for any reason within the 30-day period beginning on the date of the change in control, the Employee will be paid within 10 days of such termination (or the date of the change in control, whichever is later) an amount equal to the difference between
(i) 2.99 times his "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that the Employee receives on account of the change in control. "Change in control" generally refers to the acquisition, by any person or entity, of the ownership or power to vote more than 25% of the Bank's or Company's voting stock, the control of the election of a majority of the Bank's or the Company's directors, or the exercise of a controlling influence over the management or policies of the Bank or the Company. In addition, under the Employment Agreements, a change in control occurs when, during any consecutive two-year period, directors of the Company or the Bank at the beginning of such period cease to constitute two-thirds of the Board of Directors of the Company or the Bank, unless the election of replacement directors was approved by a two-thirds vote of the initial directors then in office. The Employment Agreement with the Bank provides that within 10 business days following a change in control, the Bank shall fund a trust in the amount of
2.99 times the Employee's base amount, that will be used to pay the Employee amounts owed to him. The aggregate payment that would be made to Mr. Vann assuming his termination of employment under the foregoing circumstances at September 30, 1999 would have been approximately $545,675. These provisions may have an anti-takeover effect by making it more expensive for a potential acquiror to obtain control of the Company. In the event that the Employee prevails over the Company and the Bank, or obtains a written settlement, in a legal dispute as to the Employment Agreement, he will be reimbursed for his legal and other expenses.

DIRECTOR COMPENSATION

     Fees. Each member of the Bank's Board of Directors receives a fee of $1,150 for each regular and special Board meeting attended and $75 for each Board committee meeting attended. No fees are paid for attendance at meetings of the Company's Board. Directors also participate in certain benefit plans of the Company and the Bank, as described below.

     Directors are eligible to receive awards under the Company's stock option plan and MRP. During the year ended
September 30, 1999, no awards were made to directors under these plans.

     Other. The Bank has entered into a Supplemental Income Agreement (as amended, the "SIA") with Thomas A. Vann. Pursuant to the terms of the SIA, Mr. Vann may elect to defer a portion of his cash compensation on a monthly basis. Upon the earlier of Mr. Vann's (i) attainment of age 65 ("SIA Retirement Age") and (ii) the date of Mr. Vann's retirement before the SIA Retirement Age but after attaining age 55 and completing at least 29 years of service with the Bank ("SIA Early Retirement Date"), the Bank shall pay Mr. Vann (in lieu of cash compensation otherwise receivable) an amount equal to $19,250 ("SIA Retirement Amount") annually for a period of 15 years. This amount shall be increased by 5% for every full year of service after July 1, 1990, provided that there will be no increases in benefits (i) after Mr. Vann reaches age 65 and (ii) for more than 10 years of additional service.

     In the event of Mr. Vann's death after becoming entitled to receive the SIA Retirement Amount but before any payments have been made, his beneficiary shall receive all remaining payments. In the event of Mr. Vann's death prior to attaining age 65, the Bank will pay his beneficiary $19,250 annually for 15 years. In the event of Mr. Vann's termination of employment by reason other than death, retirement upon attaining age 65, or upon the occurrence of the SIA Early Retirement Date, Mr. Vann (or his beneficiary) shall be entitled to receive, on the earlier of his attainment of age 65 and his death, a percentage of the SIA Retirement Amount. This percentage will be based on Mr. Vann's full years of service up to the date of his termination, beginning with 0% for less than 20 years of service, and increased in 5% increments (from 50% to 100%) for every year of service thereafter, starting with 50% at 20 years of service up to 100% for 29 years of service. In the event that Mr. Vann's employment terminates for any reason other than his death, or retirement on the SIA Early Retirement Date prior to the time he is first entitled to receive payments under the SIA, Mr. Vann shall be entitled to receive such percentages of his SIA Retirement Amount, as discussed above, when he reaches age 55 or on upon his death, whichever is earlier. In the event that a termination of protected employment occurs (i) on or before the SIA Retirement Date or SIA Early Retirement Date and (ii) following a "change in control"

(as defined below), then Mr. Vann shall be deemed to have retired as of the SIA Early Retirement Date, except that the SIA
Early Retirement Date shall be deemed to be the date of the change in control.

     The Bank has entered into a Supplemental Income Plan Agreement (as amended, the "SIPA") with Thomas A. Vann. Pursuant to the terms of SIPA, if Mr. Vann retires from employment with the Bank either at or after the age of 65 (the "Retirement Date") or at or after age 55 with at least 10 years of service with the Bank after January 1, 1994 (the "Early Retirement Date"), the Bank shall pay, in equal monthly installments, a minimum sum of $40,000 ("SIPA Retirement Amount") per annum for a period of 15 years. This amount shall increase by 5% for each full year of service completed by Mr. Vann after January 1, 1994.

     In the event of Mr. Vann's death after becoming entitled to receive payments but before all payments have been made, the Bank will make the remaining payments to his designated beneficiary. In the event of Mr. Vann's death before the Retirement Date or Early Retirement Date, the Bank shall make payments in the same manner as if he had retired. In the event that Mr. Vann terminates his service for reasons other than (i) his retirement on the Early Retirement Date, (ii) a change in control, (iii) "termination of protected employment" (as defined below), or (iv) his death, and the termination occurs before he is entitled to receive payments, Mr. Vann shall be entitled to receive a percentage of his SIPA Retirement Amount upon his attainment of age 55 or prior death. This percentage will be based on Mr. Vann's full years of service after January 1, 1994, and increased in 10% increments (from 10% to 100%) for every year of service after January 1994, starting with 10% at one year of service up to 100% for 10 years of service. Payments shall be made in equal monthly installments. In the event that, prior to the Retirement Date or Early Retirement Date, a "termination of protected employment" occurs following a change in control, Mr. Vann shall be deemed to have retired as of his Early Retirement Date, and the Early Retirement Date shall be considered the date of the change in control.

     The Bank has entered into a Directors' Deferred Compensation Plan Agreement (as amended, the "Agreement") with each of Directors Buckman, Howdy, Gibbs, Parker, Singleton, Holscher and Vann (the "Directors"). Pursuant to the terms of the Agreements, the Directors agreed to defer the receipt of their Directors' fees in the amount of $350 per month, beginning on January 1, 1994 and ending on December 29, 1998. In exchange for the agreement to defer fees, the Directors shall receive certain retirement benefits (described below) upon the later to occur of their 65th birthday and January 1, 1999 (the "Qualifying Date"). Upon the Qualifying Date, the Bank shall pay a Director a certain amount ("Deferred Amount") per month for 120 months. The Deferred Amount for Directors Buckman, Howdy, Gibbs, Parker, Singleton, Holscher and Vann equals $513, $942, $942, $1,533, $1,975, $4,088 and $4,818, respectively.

     In the event of a Director's death after becoming entitled to receive the Deferred Amount but before all of the payments have been made, the Bank shall make the remaining payments to the Director's beneficiary. Similarly, in the event of a Director's death while serving as a Director but before the Qualifying Date, the Bank will pay the Deferred Amount per month for 120 months to the Director's beneficiary. In the event that a Director voluntarily resigns after January 1, 1996 but before the Qualifying Date, then the Director will receive a percentage of the monthly Deferred Amount. This percentage varies among the different Agreements, but is generally determined by a formula based on the Director's full years of service after January 1, 1994. The Deferred Amounts generally vest over a period of five to ten years under the different Agreements. In the event that the Director's service is terminated on or before the Qualifying Date for a reason other than death or voluntary resignation, then he shall be paid the vested monthly Deferred Amount, and the Qualifying Date shall be deemed to be the date of the Director's termination of service.

     The Bank has entered into a Directors' Retirement Plan Agreement, as amended ("Retirement Plan") with Directors Buckman, Howdy, Parker, Singleton, Holscher, Gibbs and Vann. Under the terms of the Retirement Plan, the Bank will pay a director a monthly amount (the "Retirement Plan Amount") for a period of 120 months beginning upon the later to occur of the director's 70th birthday and January 1, 1999 ("Retirement Plan Qualifying Date"). Under the Retirement Plan, Directors Vann, Buckman, Howdy, Parker, Singleton, Holscher and Gibbs each will receive $2,000 per month.

     In the event of a director's death prior to January 1, 1999, the Bank will pay the Retirement Plan Amount on a monthly basis for a period of 120 months to the director's beneficiary. Similarly, in the event of a director's death after becoming entitled to receive the payments under the Retirement Plan but before all payments have been made, the Bank shall pay the remaining amounts to the director's beneficiary. In the event that the director voluntarily resigns prior to January 1, 1999, the director shall be entitled to receive a percentage of the monthly Retirement Plan Amount. This percentage varies among the different Retirement Plan agreements, but is generally determined by a formula based on the director's full years of service after January 1, 1994. The Retirement Plan Amounts generally vest over a period of five to ten years under the different agreements. In the event that on or before the Retirement Plan Qualifying Date the director's service is terminated for any reason within 24 months following a change in control, the Bank will pay the director the monthly Retirement Plan Amount for a period of 120 months.

     The Bank has entered into a deferred compensation agreement entitled Director's Deferred Payment Agreement (as amended, the "Payment Agreement") with Directors Buckman, Howdy, Gibbs, Parker, Holscher and Vann. Under the terms of each Payment Agreement, a director deferred receipt of his director's fees in an amount equivalent to $291.66 per month over a six-year period. In addition, Mr. Vann has agreed to defer receipt of his director's fees in the amount of $220.35 per month from September 1, 1995 until the end of his term as a director. In exchange for the agreement to defer receipt of his director's fees, a director will receive, upon the earlier of the director's 65th birthday or termination of service as a director for any reason on or after attaining age 55, a certain amount ("Payment") per month for a period of 120 months. Directors Buckman, Howdy, Gibbs, Parker, Holscher and Vann will receive a monthly Payment of $1,054, $1,726, $1,610, $2,748, $3,628 and
$8,256, respectively.

     In the event of a director's death after becoming entitled to receive monthly Payments but before all Payments have been made, the Bank will pay all remaining amounts to the director's beneficiary. Similarly, in the event of the director's death prior to the commencement of his monthly Payments, the Bank will pay a monthly amount for 120 months to the director's beneficiary. In the event that prior to the commencement of the monthly Payments a director's service is terminated for any reason other than death, then the director will be entitled to begin receiving his Payments (beginning on a date to be determined by the Bank, but not later than the first day of the sixth month following the month in which the director's 55th birthday, or if earlier, death, occurs).

     With respect to all of the deferred compensation and retirement arrangements discussed above, the timing of the first payments under the agreements shall be determined by the Bank, provided that such payments shall commence no later than the first day of the sixth month following the month in which the event triggering the distribution occurred. In addition, each arrangement provides that within ten business days after a change in control, the Bank shall fund, or cause to be funded, a trust in an amount equal to the present value of all benefits that may become payable under the respective arrangements, unless the recipient of the benefits has provided a release of any claims under the agreement. With respect to the above plans and agreements, "change in control" generally refers to the acquisition, by any person or entity, of the ownership or power to vote more than 25% of the Bank's or Company's voting stock, the control of the election of a majority of the Bank's or the Company's directors, or the exercise of a controlling influence over the management or policies of the Bank or the Company. In addition, a change in control occurs when, during any consecutive two-year period, directors of the Company or the Bank at the beginning of such period ("Continuing Directors") cease to constitute at least two-thirds of the Board of Directors of the Company or the Bank, unless the election of replacement directors was approved by at least two-thirds of the Continuing Directors then in office. "Termination of protected employment" generally refers to an employee's termination of employment without just cause, or the employee's voluntary termination of employment for certain events which have not been consented to in advance by the employee, including but not limited to a material reduction in base compensation as in effect on the date of a change in control, the failure of the Bank to maintain existing or substantially similar employee benefit plans, the assignment of duties and responsibilities which are other than those normally associated with the employee's position, a material reduction in the employee's authority and responsibility, and the failure to elect or re-elect the employee to the Board of Directors, if he has served on the Board during the term of the applicable agreement or plan.

     With the exception of the Retirement Plan, the cost of which is funded through payments by the Bank, the cost of all of the director retirement and deferred compensation plans described above is funded through deferral of compensation or Board of Director fees otherwise payable to the beneficiary under the plan or agreement. The deferred amounts are then used to purchase insurance, and dividends on such insurance in turn are utilized to purchase additional insurance, which will provide the funds necessary to meet the Bank's obligations under the plans and agreements when such obligations become due. The Board of Directors periodically reviews its insurance coverage to ensure that the coverage is adequate to reimburse the Bank for its anticipated expenses under the plans and agreements. If the insurance coverage is found to be inadequate as to a covered director, the Board of Directors may require the director to defer additional sums to reimburse the Bank for the purchase of additional insurance or may reduce the retirement benefit.

     Under the director retirement and deferred compensation plans, directors are considered general creditors of the Bank with respect to retirement benefits and will receive such benefits only if the Bank continues to be solvent or, if the Bank is insolvent, only to the extent funds remain following full payment to priority creditors such as depositors and secured creditors.

TRANSACTIONS WITH MANAGEMENT

     The Bank offers loans to its directors and executive officers. At September 30, 1999, the Bank's loans to directors and executive officers totaled $1.7 million, or 3.6% of the Company's stockholders' equity at that date. All loans to the Company's and the Bank's directors and executive officers and members of their immediate families and corporations or organizations of which a director or executive officer is an executive officer, partner or 10% owner were made in the ordinary course of business on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

________________________________________________________________
  PROPOSAL II -- PROPOSAL TO CHANGE CORPORATE NAME TO
                 FIRST SOUTH BANCORP, INC.
________________________________________________________________

     On November 18, 1999, the Board of Directors of the Company approved, subject to stockholder approval, an amendment to
Article I of the Company's Articles of Incorporation to change its name to "First South Bancorp, Inc." If the amendment is approved, Article I of the Company's Articles of Incorporation will be amended to read in its entirety as follows:

     "The name of the corporation is First South Bancorp, Inc."

     The Company proposes to change its corporate title to better identify the Company as the holding company for the Bank. In connection with its acquisition of Green Street Financial Corp ("Green Street"), which was completed on November 30, 1999, Green Street's wholly owned subsidiary, Home Federal Savings and Loan Association, merged with and into the Bank. In recognition of the resulting expansion of the Bank's market area into southeastern North Carolina, as well as the Bank's desire to be first in community banking, the Bank changed its name from NewSouth Bank to First South Bank, effective December 1, 1999. Because the Company's primary activity consists of overseeing the operations of the Bank, and because the Company's corporate identity is so closely tied to the business of the Bank, the Board of Directors of the Company believes it to be in the best interests of the Company to change to Company's name to more closely match the corporate identity of the Bank. Accordingly, the Board of Directors believes it to be in the best interests of the Company to change the Company's corporate title from NewSouth Bancorp, Inc. to First South Bancorp, Inc.

REQUIRED AFFIRMATIVE VOTE

     The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock of the Company shall be required to approve the proposed amendment to the Company's
Articles of Incorporation.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED
AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION.  PROXIES
SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF
THE PROPOSAL UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

________________________________________________________________
        PROPOSAL III -- PROPOSAL TO AMEND THE COMPANY'S 1997
          STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES
               FOR WHICH OPTIONS MAY BE GRANTED
________________________________________________________________

GENERAL

     On April 18, 1998, the stockholders of the Company approved the NewSouth Bancorp, Inc. 1997 Stock Option Plan (the "Option Plan"). The Option Plan reserved 436,425 shares of Common Stock, as adjusted for the 50% stock dividend paid on August 19, 1998, for issuance upon the exercise of options that may be awarded under the Option Plan. Since the Option Plan was adopted, the Company has granted options to acquire a total of 404,303 shares of Common Stock and has only 32,122 shares available under the Option Plan for future grants. The Board of Directors of the Company has approved, subject to stockholder approval at the Annual Meeting, an amendment to the Option Plan to increase the total number of shares available for option grants under the Option Plan to 787,348 shares (the "Amendment"). The 787,348 shares that would be available for option grants include the 404,303 shares subject to options that have been granted previously, so that if stockholders approve the Amendment, the Company would have a total of 383,045 shares available for future option grants under the Option Plan.

     The Option Plan as proposed to be amended is attached hereto as Exhibit A and should be consulted for additional information. All statements made herein regarding the Option Plan, which are only intended to summarize the Option Plan, are qualified in their entirety by reference to the Option Plan.

REASONS FOR THE AMENDMENT

     The Option Plan currently permits options to be granted for a total of 436,425 shares of Common Stock, as adjusted for the 50% stock dividend paid on August 19, 1998, for issuance upon the exercise of options that may be awarded under the Option Plan. However, since the Option Plan was adopted, the Company has granted options to acquire a total of 404,303 shares of Common Stock, leaving only 32,122 shares available under the Option Plan for future grants. For several reasons, the Board of Directors of the Company believes that having only 32,122 shares available for future option grants is not sufficient over the long term to attract and retain the executive personnel needed for the Company to compete successfully.

     In the past year, the Company has embarked on a path of significant growth. On November 30, 1999, the Company completed its acquisition of Green Street Financial Corp and its subsidiary, Home Federal Savings and Loan Association. In addition, on December 10, 1999, the Bank agreed to acquire six branches from Triangle Bank. These acquisitions not only increased the Bank's presence in its existing market areas but expanded its market into Cumberland, Robeson and Nash Counties in North Carolina. The Board of Directors believes that to take advantage of the opportunities that come with this growth it will be necessary attract and retain executive personnel of the highest caliber. In the current economic climate, it is necessary to offer stock options as part of the compensation package to attract and retain high caliber personnel at the senior and even junior executive level. The Board of Directors believes that with only 32,122 shares available for future grants, it would not have sufficient shares available for future option grants in order to compete effectively over the long term with other prospective employers to attract and retain high caliber executive personnel. The Board of Directors believes that the additional shares that will be available for option grants if the Amendment is approved at the Annual Meeting will allow the Board to make option grants from time to time over the remaining term of the Option Plan as it deems necessary to attract and retain qualified executive personnel.

PURPOSE OF THE OPTION PLAN

     The purpose of the Option Plan is to advance the interests of the Company by providing directors and selected employees of the Company and its affiliates, including the Bank, with the opportunity to acquire shares of Common Stock. By encouraging such stock ownership, the Company seeks to attract, retain, and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to directors and employees of the Company and its affiliates to promote the success of the business of the Company.

DESCRIPTION OF THE OPTION PLAN

     Effective Date.  The Option Plan became effective on April
8, 1998 (the "Effective Date").

     Administration. The Option Plan is administered by a committee (the "Committee"), appointed by the Board of Directors, consisting of at least two directors of the Company who are "Non-employee Directors" within the meaning of the federal securities laws. The Committee has discretionary authority to select participants and grant options, to determine the form and content of any options granted under the Option Plan, to interpret the Option Plan, to prescribe, amend and rescind rules and regulations relating to the Option Plan, and to make other decisions necessary or advisable in connection with administering the Option Plan. All decisions, determinations, and interpretations of the Committee are final and conclusive on all persons affected thereby. Members of the Committee will be indemnified to the full extent permissible under the Company's governing instruments in connection with any claims or other actions relating to any
action taken under the Option Plan.   The Committee currently
consists of Directors Howdy, Gibbs and Holscher. [CONFIRM.]

     Eligible Persons. Under the Option Plan, in addition to automatic grants to all directors, including one executive officer, which automatic grants have already been made, the Committee has discretionary authority to grant stock options ("Options") to such employees and directors (including members of the Committee) as the Committee shall designate. As of the Record Date, the Company and its subsidiaries had approximately __ employees and seven non-employee directors who were eligible to participate in the Option Plan. However, the Company does not anticipate making further awards of options to non-employee directors, regardless of whether additional options are available for grant as a result of approval of the Amendment by the stockholders.

     Shares Available for Grants. The Option Plan reserves 436,425 shares of Common Stock, as adjusted for the 50% stockholder dividend paid on August 19, 1998, for issuance upon the exercise of Options. If the Amendment is approved, the number of shares reserved under the Option Plan will be increased to 787,348, which includes the 404,303 shares subject to options previously granted. Such shares may be (i) authorized by unissued shares, (ii) shares held in treasury, or
(iii) shares held in a grantor trust. In the event of any merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without receipt or payment of consideration by the Company, the Committee will adjust the number and kind of shares reserved for issuance under the Option Plan and the exercise prices of such Options. If Options should expire, become unexercisable or be forfeited for any reason without having been exercised, the shares of Common Stock subject to such Options shall, unless the Option Plan shall have been terminated, be available for the grant of additional Options under the Option Plan.

     Options. Options may be either incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code, or options that are not ISOs ("Non-ISOs"). The exercise price as to any Option may not be less than the fair market value (determined under the Option Plan) of the optioned shares on the date of grant. In the case of a participant who owns more than 10% of the outstanding Common Stock on the date of grant, such exercise price may not be less than 110% of fair market value of the shares. As required by federal tax laws, to the extent that the aggregate fair market value (determined when an ISO is granted) of the Common Stock with respect to which ISOs are exercisable by an optionee for the first time during any calendar year (under all plans of the Company and of any subsidiary) exceeds $100,000, the Options granted in excess of $100,000 will be treated as Non-ISOs, and not as ISOs.

     Automatic Grants. On the Effective Date, all directors, including one executive officer, of the Company and the Bank received one-time grants of Options to purchase shares of Common Stock at an exercise price per share equal to its fair market value on the Effective Date. Options granted to non-employee directors have a term of ten years, and expire one year after a director terminates continuous service as a director for any reason other than death, but in no event later than the date on which such Options would otherwise expire. In the event of a director's death during the term of his or her directorship, the Options shall become immediately exercisable, and will expire two years after his or her death. In the event of such director's disability during his or her directorship, the director's Option shall become immediately exercisable, and such Option may be exercised within two years of the termination of directorship due to disability, but not later than the date that the Option would otherwise expire.

     Exercise of Options. The exercise of Options will be subject to such terms and conditions as are established by the Committee in a written agreement between the Committee and the optionee. Unless the Committee specifically imposes a vesting schedule in an agreement granting an Option, each Option shall be fully vested and exercisable at all times. In the absence of Committee action to the contrary, an otherwise unexpired Option shall cease to be exercisable upon (i) an optionee's termination of employment for "just cause" (as defined in the Option Plan),
(ii) the date that is one year after an optionee terminates service for a reason other than just cause or death, or (iii) the date that is two years after an optionee's death. Upon an optionee's exercise of an Option, the Company may, in the discretion of the Committee, pay the optionee a cash amount of up to the amount of any dividends declared on the underlying shares between the date of grant and the date of exercise of the Option. The exercise price of shares subject to any outstanding Option will be proportionately adjusted upon the payment of a special large and nonrecurring dividend that has the effect of a return of capital to the stockholders, provided that the Committee did not elect to pay the amount of such nonrecurring dividend to the optionee upon exercise of the Option.

     An optionee may exercise Options, subject to provisions relative to their termination and limitations on their exercise, only by (i) written notice of intent to exercise the Option with respect to a specified number of shares of Common Stock, and
(ii) payment to the Company (contemporaneously with delivery of such notice) in cash, in Common Stock, or a combination of cash and Common Stock, of the amount of the exercise price for the number of shares with respect to which the Option is then being exercised. Common Stock utilized in full or partial payment of the exercise price for Options shall be valued at its market value at the date of exercise.

     Conditions on Issuance of Shares. The Committee will have the discretionary authority to impose, in agreements, such restrictions on shares of Common Stock issued pursuant to the Option Plan as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions. In addition, the Committee may not issue shares unless the issuance complies with applicable securities laws, and to that end may require that a participant make certain representations or warranties.

     Change in Control. The Option Plan provides that upon the earlier of a "Change in Control" or the execution of an agreement to effect a Change in Control, all Options shall become fully exercisable, notwithstanding any other provision of the Option Plan or any agreement with an optionee. For purposes of the Option Plan, Change in Control means any one of the following events: (1) the acquisition of ownership, holding or power to vote more than 25% of the Bank's or the Company's voting stock, (2) the acquisition of the ability to control the election of a majority of the Bank's or the Company's directors,
(3) the acquisition of a controlling influence over the management or policies of the Bank or the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), (4) the acquisition of control of the Bank or the Company within the meaning of Section 53-42.1 of the General Statutes of North Carolina or 12 U.S.C. Section 1817(7)(j)(8)(B) or the regulations promulgated by any North Carolina or Federal regulatory agency having regulatory authority over the Company or the Bank applying such statutes, or (5) during any period of two consecutive years, individuals (the "Continuing Directors") who at the beginning of such period constitute the Board of Directors of the Company or the Bank (the "Existing Board") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. For purposes of defining Change in Control, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Committee as to whether a Change in Control has occurred shall be conclusive and binding.

     Although these provisions are included in the Option Plan primarily for the protection of an employee-optionee in the event of a Change in Control of the Company, they may be regarded as having a takeover defensive effect, which may reduce the Company's vulnerability to hostile takeover attempts and certain other transactions which have not been negotiated with and approved by the Board of Directors.

     Transferability. Optionees may transfer their Options to family members or trusts under specified circumstances. Options may not otherwise be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. In addition, Common Stock that is purchased upon the exercise of an Option may not be sold within the six-month period following the grant date of that Option, except in the event of the optionee's death or disability, or such other event as the Board of Directors may specifically deem appropriate.

     Effect of Dissolution and Related Transactions. In the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, or (iii) the sale or disposition of all or substantially all of the Company's assets (any of the foregoing to be referred to herein as a "Transaction"), all outstanding Options, together with the exercise prices thereof, will be equitably adjusted for any change or exchange of shares for a different number or kind of shares or other securities which results from the Transaction. However, any such adjustment will be made in such a manner as to not constitute a modification, within the meaning of Section 424(h) of the Internal Revenue Code, of outstanding ISOs.

     Duration of the Option Plan and Grants. The Option Plan has a term of 10 years from the Effective Date, after which date no Options may be granted. The maximum term for an Option is 10 years from the date of grant, except that the maximum term of an ISO may not exceed five years if the optionee owns more than 10% of the Common Stock on the date of grant. The expiration of the Option Plan, or its termination by the Committee, will not affect any Option then outstanding.

     Amendment and Termination of the Option Plan. The Board of Directors of the Company may from time to time amend the terms of the Option Plan and, with respect to any shares at the time not subject to Options, suspend or terminate the Option Plan.
No amendment, suspension, or termination of the Option Plan will, without the consent of any affected optionee, alter or impair any rights or obligations under any Option previously granted.

     Financial Effects of Options. The Company will receive no monetary consideration for the granting of Options under the Option Plan. It will receive no monetary consideration other than the exercise price for shares of Common Stock issued to optionees upon the exercise of their Options. Under applicable accounting standards, recognition of compensation expense is not required when Options are granted at an exercise price equal to or exceeding the fair market value of the Common Stock on the date the Option is granted.

FEDERAL INCOME TAX CONSEQUENCES

     ISOs. An optionee recognizes no taxable income upon the grant of ISOs. If the optionee holds the shares purchased upon exercise of an ISO for at least two years from the date the ISO is granted, and for at least one year from the date the ISO is exercised, any gain realized on the sale of the shares received upon exercise of the ISO is taxed as long-term capital gain. However, the difference between the fair market value of the Common Stock on the date of exercise and the exercise price of the ISO will be treated by the optionee as an item of tax preference in the year of exercise for purposes of the alternative minimum tax. If an optionee disposes of the shares before the expiration of either of the two special holding periods noted above, the disposition is a "disqualifying disposition." In this event, the optionee will be required, at the time of the disposition of the Common Stock, to treat the lesser of the gain realized or the difference between the exercise price and the fair market value of the Common Stock at the date of exercise as ordinary income and the excess, if any, as capital gain.

     The Company will not be entitled to any deduction for federal income tax purposes as the result of the grant or exercise of an ISO, regardless of whether or not the exercise of the ISO results in liability to the optionee for alternative minimum tax. However, if an optionee has ordinary income taxable as compensation as a result of a disqualifying disposition, the Company will be entitled to deduct an equivalent amount.

     Non-ISOs. In the case of a Non-ISO, an optionee will recognize ordinary income upon the exercise of the Non-ISO in an amount equal to the difference between the fair market value of the shares on the date of exercise and the option price (or, if the optionee is subject to certain restrictions imposed by the federal securities laws, upon the lapse of those restrictions unless the optionee makes a special tax election within 30 days after the date of exercise to have the general rule apply).
Upon a subsequent disposition of such shares, any amount received by the optionee in excess of the fair market value of the shares as of the exercise will be taxed as capital gain.
The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income recognized by the optionee in connection with the exercise of a Non-ISO.

NEW PLAN BENEFITS

     Option awards are discretionary. The Company anticipates that Options will be granted to employees of the Company during the year ending September 30, 2000, although no specific determination has been made as to the specific amounts to be granted or as to who will receive grants during the year ending September 30, 2000 if the Amendment is approved by stockholders at the Annual Meeting. All such Options (i) will be subject to the terms and conditions described above, and (ii) will automatically expire ten years after the date of their grant. The exercise price for these Options will equal the fair market value of the Common Stock on the date of grant. The closing sale price of the Common Stock on December __, 1999, as reported on the Nasdaq National Market System, was $_____ per share. No Options would have been granted to directors or officers during the year ended September 30, 1999 had the Amendment been approved at last year's annual meeting. The Company does not anticipate making additional Option grants to directors under the Option plan, regardless of whether the Amendment is approved at the Annual Meeting.

RECOMMENDATION AND VOTE REQUIRED

     The Board of Directors has determined that the Amendment is desirable, cost effective, and produces incentives which will benefit the Company and its stockholders. The Board of Directors is seeking stockholder approval of the Amendment in order to satisfy the requirements of the Code for favorable tax treatment of ISOs and to exempt certain option transactions from the short-swing trading rules of the Securities and Exchange Commission ("SEC").

     Stockholder approval of the Amendment requires the affirmative vote of the holders of a majority of the votes cast at the Special Meeting. THE BOARD OF DIRECTORS RECOMMENDS A
VOTE "FOR" APPROVAL OF THE AMENDMENT.

________________________________________________________________
   RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
________________________________________________________________

    PricewaterhouseCoopers, LLP was the Company's independent auditors for the 1999 fiscal year. PricewaterhouseCoopers, LLP has been retained by the Board of Directors to be the Company's auditors for the 2000 fiscal year. A representative of PricewaterhouseCoopers, LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires. The representative will also be available to answer appropriate questions.

________________________________________________________________
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
________________________________________________________________

    Pursuant to regulations promulgated under the Exchange Act, the Company's officers and directors and all persons who own more than 10% of the Common Stock ("Reporting Persons") are required to file reports detailing their ownership and changes of ownership in the Common Stock and to furnish the Company with copies of all such ownership reports that are filed. Based solely on the Company's review of the copies of such ownership reports which it has received in the past fiscal year or with respect to the past fiscal year, or written representations that no annual report of changes in beneficial ownership were required, the Company believes that during fiscal year 1999 all Reporting Persons have complied with these reporting requirements.

________________________________________________________________
                     OTHER MATTERS
________________________________________________________________

    The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement and matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors.

________________________________________________________________
                     MISCELLANEOUS
________________________________________________________________

    The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation therefor.

    The Company's 1999 Annual Report to Stockholders, including financial statements, is being mailed to all stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

________________________________________________________________
                 STOCKHOLDER PROPOSALS
________________________________________________________________

     For consideration at the Annual Meeting, a stockholder proposal must be delivered or mailed to the Company's Secretary no later than January 20, 2000. In order to be eligible for inclusion in the proxy materials of the Company for the Annual Meeting of Stockholders for the year ending September 30, 2000, any stockholder proposal to take action at such meeting must be received at the Company's executive offices at 1311 Carolina Avenue, Washington, North Carolina 27889 by no later than September 12, 2000. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

                          BY ORDER OF THE BOARD OF DIRECTORS



                          William L. Wall
                          Secretary
January 10, 2000
Washington, North Carolina

________________________________________________________________
              ANNUAL REPORT ON FORM 10-K
________________________________________________________________

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1999 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO EACH STOCKHOLDER AS OF THE RECORD DATE UPON WRITTEN REQUEST TO CORPORATE SECRETARY, NEWSOUTH BANCORP, INC., 1311 CAROLINA AVENUE, WASHINGTON, NORTH CAROLINA 27889.

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                NEWSOUTH BANCORP, INC.
          1997 STOCK OPTION PLAN, AS AMENDED

     1.  PURPOSE OF THE PLAN.

     The purpose of this Plan is to advance the interests of the Company through providing select key Employees and Directors of the Bank, the Company, and their Affiliates with the opportunity to acquire Shares. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial respon-sibility and to provide additional incentives to Directors and key Employees of the Company or any Affiliate to promote the success of the business.

     2.  DEFINITIONS.

     As used herein, the following definitions shall apply.

     (a) "Affiliate" shall mean any "parent corporation" or "subsidiary corporation" of the Company, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

     (b) "Agreement" shall mean a written agreement entered into in accordance with Paragraph 5(c).

     (c)  "Bank" shall mean NewSouth Bank.

     (d) "Board" shall mean the Board of Directors of the Company.

     (e) "Change in Control" shall mean any one of the following events: (1) the acquisition of ownership, holding or power to vote more than 25% of the Bank's or the Company's voting stock, (2) the acquisition of the ability to control the election of a majority of the Bank's or the Company's directors,
(3) the acquisition of a controlling influence over the management or policies of the Bank or the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), (4) the acquisition of control of the Bank or the Company within the meaning of Section 53-42.1 of the General Statutes of North Carolina or 12 U.S.C. Section 1817(7)(j)(8)(B) or the regulations promulgated by any North Carolina or Federal regulatory agency having regulatory authority over the Company or the Bank applying such statutes, or (5) during any period of two consecutive years, individuals (the "Continuing Directors") who at the beginning of such period constitute the Board of Directors of the Company or the Bank (the "Existing Board") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. For purposes of this subparagraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Committee as to whether a change in control has occurred shall be conclusive and binding.

     (f) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (g) "Committee" shall mean the Stock Option Committee appointed by the Board in accordance with Paragraph 5(a) hereof.

     (h) "Common Stock" shall mean the common stock of the Company.

     (i)  "Company" shall mean NewSouth Bancorp, Inc.


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
     (j) "Continuous Service" shall mean the absence of any interruption or termination of service as an Employee or Director of the Company or an Affiliate. Continuous Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company, in the case of transfers between payroll locations of the Company or between the Company, an Affiliate or a successor, or in the case of a Director's performance of services in an emeritus or advisory capacity.

     (k) "Director" shall mean any member of the Board, and any member of the board of directors of any Affiliate that the Board has by resolution designated as being eligible for participation in this Plan.

     (l) "Disability" shall mean a physical or mental condition, which in the sole and absolute discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent a Participant from fulfilling his or her duties or responsibilities to the Company or an Affiliate.

     (m) "Effective Date" shall mean the date specified in Paragraph 13 hereof.

     (n) "Employee" shall mean any person employed by the Company, the Bank, or an Affiliate.

     (o)  "Exercise Price" shall mean the price per Optioned
Share at which an Option may be exercised.

     (p) "ISO" means an option to purchase Common Stock which meets the requirements set forth in the Plan, and which is intended to be and is identified as an "incentive stock option" within the meaning of Section 422 of the Code.

     (q) "Market Value" shall mean the fair market value of the Common Stock, as determined under Paragraph 7(b) hereof.

     (r) "Non-Employee Director" shall have the meaning provided in Rule 16b-3.

     (s) "Non-ISO" means an option to purchase Common Stock which meets the requirements set forth in the Plan but which is not intended to be and is not identified as an ISO.

     (t)  "Option" means an ISO and/or a Non-ISO.

     (u) "Optioned Shares" shall mean Shares subject to an Option granted pursuant to this Plan.

     (v) "Participant" shall mean any person who receives an Option pursuant to the Plan.

     (w)  "Plan" shall mean this NewSouth Bancorp, Inc. 1997
Stock Option Plan.

     (x)  "Rule 16b-3" shall mean Rule 16b-3 of the General
Rules and Regulations under the Securities Exchange Act of 1934, as amended.

     (y)  "Share" shall mean one share of Common Stock.

     (z) "Year of Service" shall mean a full twelve-month period, measured from the date of an Option and each annual anniversary of that date, during which a Participant has not terminated Continuous Service for any reason.

                          -2-
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     3.  TERM OF THE PLAN AND OPTIONS.

     (a) Term of the Plan. The Plan shall continue in effect for a term of ten years from the Effective Date, unless sooner terminated pursuant to Paragraph 15 hereof. No Option shall be granted under the Plan after ten years from the Effective Date.

     (b) Term of Options. The term of each Option granted under the Plan shall be established by the Committee, but shall not exceed 10 years; provided, however, that in the case of an Employee who owns Shares representing more than 10% of the outstanding Common Stock at the time an ISO is granted, the term of such ISO shall not exceed five years.

     4.  SHARES SUBJECT TO THE PLAN.

     Except as otherwise required under Paragraph 10, the aggregate number of Shares deliverable pursuant to Options shall not exceed 787,348 (which equals the 436,425 shares originally reserved under the Plan, as adjusted for a 50% stock dividend paid on August 19, 1998, plus an additional 10% of the Company's outstanding shares as of December 29, 1999). Such Shares may either be authorized but unissued Shares, Shares held in treasury, or Shares held in a grantor trust created by the Company. If any Options should expire, become unexercisable, or be forfeited for any reason without having been exercised, the Optioned Shares shall, unless the Plan shall have been terminated, be available for the grant of additional Options under the Plan.

     5.  ADMINISTRATION OF THE PLAN.

     (a) Composition of the Committee. The Plan shall be administered by the Committee, which shall consist of at least two Directors appointed by the Board. Members of the Committee shall serve at the pleasure of the Board. In the absence at any time of a duly appointed Committee, the Plan shall be administered by those members of the Board who are Non-Employee Directors.

     (b) Powers of the Committee. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion (i) to select Participants and grant Options, (ii) to determine the form and content of Options to be issued in the form of Agreements under the Plan, (iii) to interpret the Plan,
(iv) to prescribe, amend and rescind rules and regulations relating to the Plan, and (v) to make other determinations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.

     (c) Agreement. Each Option shall be evidenced by a written agreement containing such provisions as may be approved by the Committee. Each such Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such
Agreement.   The terms of each such Agreement shall be in
accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, the Committee shall set forth in each Agreement (i) the Exercise Price of an Option, (ii) the number of Shares subject to, and the expiration date of, the Option, (iii) the manner, time and rate (cumulative or otherwise) of exercise or vesting of such Option, and (iv) the restrictions, if any, to be placed upon such Option, or upon Shares which may be issued upon exercise of such Option.

                          -2-
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
     The Chairman of the Committee and such other Directors and officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Company and to cause them to be delivered to the recipients of Options.

     (d) Effect of the Committee's Decisions. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

     (e) Indemnification. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Option, granted hereunder to the full extent provided for under the Company's governing instruments with respect to the indemnification of Directors.

     6.  GRANT OF OPTIONS.

     (a) General Rule. The Committee shall have the discretion to make discretionary grants of Options to Employees and Directors (including members of the Committee). In addition, the Committee shall automatically make the awards specified in Paragraphs 6(b) and 9 hereof.

     (b)  Automatic Grants to Employees.  On the Effective
Date, each of the following Employees shall receive an Option to purchase the number of Shares listed below, at an Exercise Price per Share equal to the Market Value of a Share on the Effective Date; provided that such grant shall not be made to an Employee whose Continuous Service terminates on or before the Effective
Date:

                                 Percentage of Shares
          Participant         Reserved under Paragraph 4(a)
          -----------         -----------------------------


          Thomas A. Vann                 25%

     With respect to each of the above-named Participants, the Option granted to the Participant hereunder (i) shall vest in accordance with the general rule set forth in Paragraph 8(a) of the Plan, (ii) shall have a term of ten years from the Effective Date, and (iii) shall be subject to the general rule set forth in Paragraph 8(c) with respect to the effect of a Participant's termination of Continuous Service on the Participant's right to exercise his Options.

     (c) Special Rules for ISOs. The aggregate Market Value, as of the date the Option is granted, of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans, as defined in Section 422 of the Code, of the Company or any present or future Affiliate of the Company) shall not exceed $100,000. Notwithstanding the foregoing, the Committee may grant Options in excess of the foregoing limitations, in which case such Options granted in excess of such limitation shall be Options which are Non-ISOs.

     7.  EXERCISE PRICE FOR OPTIONS.

     (a) Limits on Committee Discretion. The Exercise Price as to any particular Option shall not be less than 100% of the Market Value of the Optioned Shares on the date of grant. In the case of an Employee who owns Shares representing more than 10% of the Company's outstanding Shares of Common Stock at the time an ISO is granted, the Exercise Price shall not be less than 110% of the Market Value of the Optioned Shares at the time the ISO is granted.

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
     (b) Standards for Determining Exercise Price. If the Common Stock is listed on a national securities exchange (including the NASDAQ National Market System) on the date in question, then the Market Value per Share shall be the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the Exercise Price shall be the mean between the bid and asked price on such date. If the Common Stock is traded otherwise than on a national securities exchange on the date in question, then the Market Value per Share shall be the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Market Value per Share shall be its fair market value as determined by the Committee, in its sole and absolute discretion.

     8.  EXERCISE OF OPTIONS.

     (a) Generally. Unless the Committee specifically imposes a vesting schedule in an Agreement granting an Option, each Option shall be fully vested and exercisable at all times, subject to Paragraph 13 hereof. An Option may not be exercised for a fractional Share.

     (b) Procedure for Exercise. A Participant may exercise Options, subject to provisions relative to its termination and limitations on its exercise, only by (1) written notice of intent to exercise the Option with respect to a specified number of Shares, and (2) payment to the Company (contemporaneously with delivery of such notice) in cash, in Common Stock owned for more than six months, or a combination of cash and Common Stock owned for more than six months, of the amount of the Exercise Price for the number of Shares with respect to which the Option is then being exercised. Each such notice (and payment where required) shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Company at its executive offices. Common Stock owned for more than six months utilized in full or partial payment of the Exercise Price for Options shall be valued at its Market Value at the date of exercise. Upon a Participant's exercise of an Option, the Company may, in the discretion of the Committee, pay to the Participant a cash amount up to but not exceeding the amount of dividends, if any, declared on the underlying Shares between the date of grant and the date of exercise of the Option.

     (c) Period of Exercisability. Except to the extent otherwise provided in the terms of an Agreement, an Option may be exercised by a Participant only while he is an Employee and has maintained Continuous Service from the date of the grant of the Option, or within one year after termination of such Continuous Service (but not later than the date on which the Option would otherwise expire), except if the Employee's Continuous Service terminates by reason of -

          (1) "Just Cause" which for purposes hereof shall have the meaning set forth in any unexpired employment or severance agreement between the Participant and the Bank and/or the Company (and, in the absence of any such agreement, shall mean termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order), then the Participant's rights to exercise such Option shall expire on the date of such termination;

          (2) death, then to the extent that the Participant would have been entitled to exercise the Option immediately prior to his death, such Option of the deceased Participant may be exercised within two years from the date of his death (but not later than the date on which the Option would otherwise expire) by the personal representatives of his estate or person or persons to whom his rights under such Option shall have passed by will or by laws of descent and distribution.

     (d)  Effect of the Committee's Decisions.  The
Committee's determination whether a Participant's Continuous
Service has ceased, and the effective date thereof, shall be final and conclusive on all persons affected thereby.

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     (e)  Mandatory Six-Month Holding Period.  Notwithstanding
any other provision of this Plan to the contrary, Common Stock that is purchased upon exercise of an Option may not be sold within the six-month period following the grant date of that Option, except in the event of the Participant's death or disability, or such other event as the Board may specifically deem appropriate.

     9.   AUTOMATIC GRANTS TO NON-EMPLOYEE DIRECTORS

     (a) Automatic Grants. Notwithstanding any other provisions of this Plan, each Director who is not an Employee but is a Director on the Effective Date shall receive, on said date, Non-ISOs to purchase a number of Shares equal to the lesser of five percent (5%) of the number of Shares reserved under Paragraph 4(a) hereof, and the quotient obtained by dividing -

     (i) 30 percent (30%) of the number of Shares reserved under Paragraph 4(a) hereof, by

     (ii) the number of Directors entitled to receive an Option on the Effective Date, pursuant to this Paragraph 9(a).

     Such Non-ISOs shall have an Exercise Price per Share equal to the Market Value of a Share on the date of grant, and be subject to the terms of Paragraph 9(b) hereof.

     (b) Terms of Exercise. Options received under the provisions of Paragraph 9(a) shall be fully exercisable at all times subject to Paragraph 13 hereof and shall be exercisable in accordance with the terms of Paragraph 8(b) hereof.

     Options granted under this Paragraph shall have a term of ten years; provided that Options granted under this Paragraph shall expire one year after the date on which a Director terminates Continuous Service on the Board for a reason other than death, but in no event later than the date on which such Options would otherwise expire. In the event of such Director's death during the term of his directorship, Options granted under this Paragraph shall become immediately exercisable, and may be exercised within two years from the date of his death by the personal representatives of his estate or person or persons to whom his rights under such Option shall have passed by will or by laws of descent and distribution, but in no event later than the date on which such Options would otherwise expire. In the event of such Director's Disability during his or her directorship, the Director's Option shall become immediately exercisable, and such Option may be exercised within two years of the termination of directorship due to Disability, but not later than the date that the Option would otherwise expire. Unless otherwise inapplicable or inconsistent with the provisions of this Paragraph, the Options to be granted to Directors hereunder shall be subject to all other provisions of this Plan.

     10.  CHANGE IN CONTROL; EFFECT OF CHANGES IN COMMON STOCK
SUBJECT TO THE PLAN.

     (a)  Change in Control.  Upon a Change in Control, all
Options shall become fully exercisable, notwithstanding any other provision of the Plan or any Agreement.

     (b) Recapitalizations; Stock Splits, Etc. The number and kind of shares reserved for issuance under the Plan, and the number and kind of shares subject to outstanding Options, and the Exercise Price thereof, shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapita-lization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.

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
     (c) Transactions in which the Company is Not the Surviving Entity. In the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, or (iii) the sale or disposition of all or substantially all of the Company's assets (any of the foregoing to be referred to herein as a "Transaction"), all outstanding Options, together with the Exercise Prices thereof, shall be equitably adjusted for any change or exchange of Shares for a different number or kind of shares or other securities which results from the Transaction.

     (d) Special Rule for ISOs. Any adjustment made pursuant to subparagraphs (a) or (b)(1) hereof shall be made in such a manner as not to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding ISOs.

     (e) Conditions and Restrictions on New, Additional, or Different Shares or Securities. If, by reason of any adjustment made pursuant to this Paragraph, a Participant becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to the Option before the adjustment was made.

     (f) Other Issuances. Except as expressly provided in this Paragraph, the issuance by the Company or an Affiliate of shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, or Exercise Price of Shares then subject to Options or reserved for issuance under the Plan.

     (g) Certain Special Dividends. The Exercise Price of shares subject to outstanding Options shall be proportionately adjusted upon the payment of a special large and nonrecurring dividend that has the effect of a return of capital to the stockholders, except that this subparagraph (g) shall not apply to any dividend which is paid to the Participant pursuant to Paragraph 8(b) or 9(b) hereof.

     11.  NON-TRANSFERABILITY OF OPTIONS.

     Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, or any other provision of this Plan, a Participant who holds Options may transfer such Options (but not ISOs) to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only to the Participant who originally received the grant or to an individual or trust to whom the Participant could have initially transferred the Options pursuant to this Paragraph 11. Options which are transferred pursuant to this Paragraph 11 shall be exercisable by the transferee according to the same terms and conditions as applied to the Participant.

     12.  TIME OF GRANTING OPTIONS.

     The date of grant of an Option shall, for all purposes, be the later of the date on which the Committee makes the deter-mination of granting such Option, and the Effective Date. Notice of the determination shall be given to each Participant to whom an Option is so granted within a reasonable time after the date of such grant.

     13.  EFFECTIVE DATE.

     The Plan shall become effective immediately upon its approval by a favorable vote of stockholders owning at least a majority of the total votes cast at a duly called meeting of the Company's stockholders held in accordance with applicable laws. No Options may be granted within one year of the closing date of the Bank's mutual-to-stock conversion, or become exercisable prior to approval of the Plan by the stockholders of the Company.

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     14.  MODIFICATION OF OPTIONS.

     At any time, and from time to time, the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Option, provided no such modification shall confer on the holder of said Option any right or benefit which could not be conferred on him by the grant of a new Option at such time, or impair the Option without the consent of the holder of the Option.

     15.  AMENDMENT AND TERMINATION OF THE PLAN.

     The Board may from time to time amend the terms of the Plan and, with respect to any Shares at the time not subject to Options, suspend or terminate the Plan. No amendment, suspension or termination of the Plan shall, without the consent of any affected holders of an Option, alter or impair any rights or obligations under any Option theretofore granted.

     16.  CONDITIONS UPON ISSUANCE OF SHARES.

     (a) Compliance with Securities Laws. Shares of Common Stock shall not be issued with respect to any Option unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed.

     (b) Special Circumstances. The inability of the Company to obtain approval from any regulatory body or authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Shares. As a condition to the exercise of an Option, the Company may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

     (c) Committee Discretion. The Committee shall have the discretionary authority to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal, or to establish repurchase rights, or to pay an
Optionee the in-the-money   value of his Option in consideration
for its cancellation, or all of these restrictions.

     17.  RESERVATION OF SHARES.

     The Company, during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

     18.  WITHHOLDING TAX.

     The Company's obligation to deliver Shares upon exercise of Options shall be subject to the Participant's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Committee, in its discretion, may permit the Participant to satisfy the obligation, in whole or in part, by irrevocably electing to have the Company withhold Shares, or to deliver to the Company Shares that he already owns, having a value equal to the amount required to be withheld. The value of the Shares to be withheld, or delivered to the Company, shall be based on the Market Value of the Shares on the date the amount of tax to be withheld is to be determined. The amount of the withholding requirement shall be the applicable statutory minimum federal, state or local income tax with respect to the award on the date that the amount of tax is to be withheld. As an alternative, the Company may retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

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
     19.  NO EMPLOYMENT OR OTHER RIGHTS.

     In no event shall an Employee's or Director's eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Employee, Director, or any other party to continue service with the Company, the Bank, or any Affiliate of such corporations. Except to the extent provided in Paragraphs 6(b) and 9(a), no Employee or Director shall have a right to be granted an Option or, having received an Option, the right to again be granted an Option. However, an Employee or Director who has been granted an Option may, if otherwise eligible, be granted an additional Option or Options.

     20.  GOVERNING LAW.

     The Plan shall be governed by and construed in accordance with the laws of the State of North Carolina, except to the extent that federal law shall be deemed to apply.

                    REVOCABLE PROXY
________________________________________________________________
                NEWSOUTH BANCORP, INC.
              WASHINGTON, NORTH CAROLINA
________________________________________________________________

            ANNUAL MEETING OF STOCKHOLDERS
                   FEBRUARY 17, 2000

    The undersigned hereby appoints Linley H. Gibbs, Jr., Charles E. Parker, Jr. and Marshall T. Singleton with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of the common stock of NewSouth Bancorp, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the main office of First South Bank (the "Bank") located at 1311 Carolina Avenue, Washington, North Carolina, on Thursday, February 17, 2000, at 11:00 a.m. (the "Annual Meeting"), and at any and all adjournments thereof, as follows:

                                                        VOTE
                                            FOR        WITHHELD
1. The election as directors of the
   nominees listed below (except as
   marked to the contrary below).           [  ]         [  ]

   To serve for terms of three years:

   Edmund T. Buckman, Jr.
   Fred N. Holscher
   Frederick H. Howdy

   To serve for a two-year term:

   H.D. Reaves, Jr.

   INSTRUCTION:  TO WITHHOLD YOUR VOTE
   FOR EITHER OF THE INDIVIDUALS NOMINATED, INSERT
   THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW.
   __________________________

                                              FOR      AGAINST       ABSTAIN

2. The amendment of the Company's Articles
   of Incorporation to change its corporate
   name from NewSouth  Bancorp, Inc. to
   First South Bancorp, Inc.                  [  ]       [  ]         [  ]


3. The amendment of the NewSouth Bancorp,
   Inc. 1997 Stock Option Plan to increase
   the number of shares available for
   option grants from 436,425 to 787,348      [  ]       [  ]         [  ]

4. The transaction of such other business as may properly come before the Annual
   Meeting or any adjournment thereof.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES
LISTED ABOVE AND "FOR" THE OTHER PROPOSITIONS STATED.

________________________________________________________________
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE OTHER PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.
________________________________________________________________

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof, then the power of said attorneys and prior proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke his proxy by filing a subsequent proxy or notifying the Secretary of his decision to terminate his proxy.

    The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting, a Proxy Statement dated January 10, 2000 and an Annual Report to
Stockholders.

Dated: ______________, 2000



______________________________   ______________________________
PRINT NAME OF STOCKHOLDER        PRINT NAME OF STOCKHOLDER


______________________________   ______________________________
SIGNATURES OF STOCKHOLDER        SIGNATURE OF STOCKHOLDER


    Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporation proxies should be signed in corporate name by an authorized officer. If shares are held jointly, each holder should sign.


    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN
THE ENCLOSED POSTAGE-PAID ENVELOPE.